UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2018
L3 TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-37975	13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 697-1111

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by L3 Technologies, Inc. (the “Company”) on August 2, 2018 (the “Effective Date”), the Company realigned its business segments to combine its former Aerospace Systems segment with its former Sensor Systems segment to form the new Intelligence, Surveillance & Reconnaissance (ISR) Systems segment (the “Segment Realignment”).  In connection with the Segment Realignment and as previously disclosed by the Company, Mark R. Von Schwarz, former Senior Vice President and President of the Company’s Aerospace Systems segment, resigned as segment president on the Effective Date.  On October 12, 2018, the Compensation Committee of the Board of Directors of the Company approved a Retirement Agreement and General Release (the “Agreement”) between Mr. Von Schwarz and the Company, which provides for the following:

•
Mr. Von Schwarz will remain employed by the Company in a non-executive capacity until April 2, 2019 (the “Retirement Date”).  Mr. Von Schwarz will earn a base salary of $265,000 per year from the Effective Date through December 31, 2018, and a base salary of $106,000 per year from January 1, 2019 through the Retirement Date.  Mr. Von Schwarz will not be eligible to participate in the Company’s Management Incentive Bonus for 2018 or 2019 and will not receive any grants of long-term incentive awards during 2019.  In addition, Mr. Von Schwarz will cease participating in the Company’s health, disability and life insurance benefit plans as of the Retirement Date, subject to any post-termination benefit rights that may exist under such plans and in accordance with their terms.

•
As of the Retirement Date (or on such earlier date as may be required pursuant to the terms of the applicable employee benefit plan), Mr. Von Schwarz will no longer participate in Company benefit plans (including, without limitation, the Company’s regular and supplemental pension plans, regular and supplemental savings plans, Management Incentive Bonus and short and long-term cash incentive plans), subject to any post-termination benefit rights that Mr. Von Schwarz may have under such plans and in accordance with their terms.

•
Mr. Von Schwarz’s outstanding long-term incentive awards will continue to vest in accordance with their terms for their duration of his continued employment through the Retirement Date.  For the purposes of any long-term incentive awards outstanding as of the Retirement Date, Mr. Von Schwarz’s retirement in accordance with the terms of the Agreement will be treated as: (i) a “Retirement” within the meaning of his restricted stock unit agreements, (ii) a “Qualified Retirement” within the meaning of his nonqualified stock option agreements and (iii) a “Retirement” that constitutes a “Qualified Separation” within the meaning of his performance unit agreements and cash award agreements.  Any of Mr. Von Schwarz’s long-term incentive awards which do not otherwise vest prior to the Retirement Date will be forfeited in accordance with their terms.

•
Mr. Von Schwarz will execute a general release of the Company and will be subject to customary confidentiality and restrictive covenant provisions, including non-disparagement, non-competition and non-solicitation.

Additional information regarding the Company’s executive compensation programs can be found in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Retirement Agreement and General Release between L3 Technologies, Inc. and Mark R. Von Schwarz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3 TECHNOLOGIES, INC.

	By:	/s/ Allen E. Danzig
		Name:	Allen E. Danzig
		Title:	Vice President, Assistant General Counsel and Assistant Secretary
Dated: October 16, 2018